UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ENERSYN GLOBAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EnerSyn Global Inc.

4800 Montgomery Lane, Suite 210,

Bethesda, MD 20814

October 27, 2026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 10, 2026

9:00 A.M. EASTERN STANDARD TIME

Dear Stockholder,

We cordially invite you to attend our 2026 Annual Meeting of Stockholders to be held at 9:00 A.M. Eastern Standard Time on December 10, 2026. The 2026 Annual Meeting of Stockholders will be held virtually via the Internet at www.virtualshareholdermeeting.com/ESYN2026 (the “Annual Meeting”). Our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. Instructions on how to participate in the Annual Meeting are posted on your proxy card and at www.proxyvote.com. You can attend the annual meeting online, vote your shares electronically and submit questions during the online meeting by visiting www.virtualshareholdermeeting.com/ESYN2026. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. The attached Notice of Annual Meeting and Proxy Statement describes the business we will conduct at the meeting and provides information about EnerSyn Global Inc. that you should consider when you vote your shares.

Your vote is very important, regardless of the number of shares you hold. Whether or not you plan to attend the meeting (via the virtual meeting), please carefully review the enclosed Proxy Statement and then cast your vote.

We hope that you will join us virtually on December 10, 2026.

Sincerely,

/s/ Liu Ming Hui
Name:	Liu Ming Hui
Title:	Chairman of the Board

ENERSYN GLOBAL INC.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

Notice of 2026 Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting (the “Annual Meeting”) of Stockholders of EnerSyn Global Inc., a Nevada corporation (the “Company”), will be held on:

Date:	December 10, 2026

Time:	9 A.M. Eastern Standard Time

Place:	www.virtualshareholdermeeting.com/ESYN2026

Purpose:	1.	To elect seven (7) directors, each to hold office until the 2027 Annual Meeting of Stockholders and until his or her successor is elected and qualified; and

	2.	To ratify the appointment of HTL International, LLC as our independent registered public accounting firm for the year ending December 31, 2026.

Record Date:	The Board of Directors has fixed the close of business on October 13, 2026, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The Company has enclosed a copy of the proxy statement and the proxy card. The proxy statement, the proxy card and the Annual Report are also available on the Company’s website at https://www.enersynglobal.com/.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote as soon as possible by submitting your proxy. You may vote your proxy three different ways: by mail, via the Internet, or by telephone. You may also be entitled to vote in person (via the virtual meeting) at the meeting. Please refer to detailed instructions included in the accompanying proxy statement.

FOR THE BOARD OF DIRECTORS

/s/ Liu Ming Hui
Liu Ming Hui
Chairman of the Board

Bethesda, MD

October 27, 2026

EnerSyn Global Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 10, 2026

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of EnerSyn Global Inc., a Nevada corporation (“we,” “us,” “EnerSyn” or the “Company,” formerly known as HWH International Inc.), in connection with the solicitation by our Board of Directors of proxies for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is scheduled to be held at 9:00 A.M. Eastern Standard Time on December 10, 2026, at a virtual location. We anticipate that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders on or about October 27, 2026.

At the Annual Meeting, stockholders will be asked to consider and vote upon: (1) the election of seven (7) directors, each to hold office until the 2027 Annual Meeting of Stockholders and until his or her successor is elected and qualified; and (2) the ratification of the selection of HTL International, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Voting Rights and Votes Required

The close of business on October 13, 2026, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on such date, we had outstanding and entitled to vote 29,726,400 shares of our common stock, par value $0.0001 per share. You may vote your shares of common stock in person (all references to “present” or “in person” in this proxy statement relate to the virtual presence at the Annual Meeting) or by proxy. You may submit your proxy by telephone, via the Internet or by completing the enclosed proxy card and mailing it in the envelope provided. Stockholders who hold shares in “street name” should refer to their proxy card or the information forwarded by their bank, broker or other nominee for instructions on the voting options available to them. To vote in person at the virtual meeting, you may attend the Annual Meeting and deliver your completed proxy card electronically or vote your shares electronically during the virtual meeting.

The presence at the Annual Meeting, whether in person or by valid proxy, a majority of the shares of our common stock entitled to vote will constitute a quorum, permitting us to conduct our business at the Annual Meeting. The record holder of each share of common stock entitled to vote at the Annual Meeting will have one vote for each share so held. Abstentions and broker non-votes will count for quorum purposes.

If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock represented by such proxy will not be considered present at the Annual Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed proxy, but is not authorized to vote on one or more matters (with respect to each such matter, a “broker non-vote”), the shares of common stock represented by such proxy will be considered present at the Annual Meeting for purposes of determining the presence of a quorum. A broker that is a member of the New York Stock Exchange is prohibited, unless the stockholder provides the broker with written instructions, from giving a proxy on non-routine matters. Consequently, your brokerage firm or other nominee will have discretionary authority to vote your shares with respect to routine matters but may not vote your shares with respect to non-routine matters.

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Election of Directors Proposal

Election of directors is a non-routine matter and brokers do not have discretionary authority to vote on this matter. If you hold shares in a brokerage account and wish to vote those shares on this proposal, then you should instruct on how to vote the shares using the voting instructions provided.

Directors are elected by a plurality of the votes cast when a quorum is present. Stockholders may not cumulate their votes. The seven candidates receiving the highest number of votes will be elected. Because directors are elected by a plurality of the votes, votes withheld from a director nominee and broker non-votes will have no effect on the outcome of the vote.

Ratification of Independent Public Accounting Firm Proposal

The affirmative vote of a majority of the votes cast is required to approve the proposal to ratify the selection of our independent registered public accounting firm. Abstentions are not considered to be votes cast and will have no effect on the outcome of the vote. If you are a stockholder of record and you return your signed and dated proxy card without providing specific voting instructions on this proposal, or do not specify your vote on this proposal when voting using the telephone or Internet, your shares will be voted “For” the ratification of the selection of our independent registered public accounting firm in accordance with the recommendations of the Board of Directors. If you are a stockholder of record and you fail to return your proxy card, or to vote at all using the telephone or Internet, it will have no effect.

We believe that the proposal to ratify the selection of our independent registered public accounting firm is deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on this proposal, your broker or nominee will have the discretion to vote your shares on this proposal.

Voting of Proxies

Most stockholders have three ways to submit a proxy: by telephone, via the Internet or by completing the enclosed proxy card and mailing it in the envelope provided. To submit a proxy by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To submit a proxy by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you submit your proxy via the Internet or by telephone.

Our Board of Directors recommends a vote FOR the election of each director nominee, and FOR the ratification of the selection of HTL International, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised by providing written notice to our Secretary at EnerSyn Global Inc., 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814, by delivery to us of a properly executed proxy bearing a later date, or by virtually attending the meeting and voting in person electronically at the Annual Meeting.

Solicitation of Proxies

We will bear the cost of this solicitation, including amounts paid to banks, brokers and other nominees to reimburse them for their expenses in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our common stock. The solicitation will be by mail, with the materials being forwarded to stockholders of record and certain other beneficial owners of our common stock, and by our officers and other regular employees (at no additional compensation). We have not engaged a proxy solicitor to distribute our proxy materials and solicit proxies. Our officers and employees may solicit proxies from stockholders by personal contact, by telephone, or by other means if necessary, in order to assure sufficient representation at the Annual Meeting.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to our bylaws, our directors are elected at each annual meeting of stockholders, and serve until their successors are elected and qualified at the next annual meeting of stockholders, or until their prior death, resignation, retirement, disqualification or other removal.

Our Board of Directors currently consists of eight directors. Our Board of Directors has nominated the seven (7) persons listed in the table below for election as directors with terms expiring at the 2027 Annual Meeting of Stockholders. Lim Sheng Hon Danny and Wong Tat Keung are not standing for re-election at the Annual Meeting, and their terms will expire at that time. Their decision not to stand for re-election is not the result of any disagreement with the company on matters relating to its operations, policies, or practices. The Board has nominated 7 individuals for election at the Annual Meeting, including Ho Ling Po Nancy, who is not currently a member of the Board and would fill a vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the seven nominees, each to hold office until the 2027 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES.

All of our directors bring to our Board of Directors executive leadership experience from their service as executives and/or directors of our Company and/or other entities. The biography of each of the nominees below contains information regarding the person’s business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused our Board of Directors to determine that the person should serve as a director, given our business and structure.

Name	Age	Position(s) with EnerSyn Global Inc.	Served as Director From
Liu Ming Hui	63	Chairman of the Board	2026
Liu Ming Xing	54	Director and Chief Executive Officer	2026
Liu Chang (Cathy)	37	Director	2026
Chan Heng Fai	81	Director	2021
William Wu	60	Director	2022
Wong Shui Yeung	56	Director	2022
Ho Ling Po Nancy	65	Board Nominee	-

Mr. Liu Ming Hui. Mr. Liu has served as a member of our Board of Directors since August 2026 and as Chairman since September of 2026. Mr. Liu is the President and Chairman of the Board of China Gas, which is listed on the Main Board of Hong Kong Stock Exchange (Stock Code: 00384), and is China’s largest trans-regional integrated energy supplier and service provider. He is also the Chairman of the Executive Committee and the Nomination Committee, a Vice Chairman of the Sustainability Committee and a Director of Zhongran Investment Limited Company, Zhongran Gas Industrial (Shenzhen) Company Limited, YPH Inc., China Gas Biomass Energy Technology (Asia) Limited, China Gas Hongming Electricity Sales Limited and certain subsidiaries of China Gas.

Mr. Liu was appointed as a non-executive Director of China Gas in August 2012 and was elected as an executive Director in September 2012. He was a non-executive Director of China Gas from April 2002 to July 2002, an executive Director of China Gas from July 2002 to April 2011, and the Managing Director of China Gas from July 2002 to January 2011. He was re-appointed as the Managing Director and President in August 2012. Mr. Liu is responsible for the overall strategic planning, development of new business, and sustainability initiatives of China Gas.

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Mr. Liu holds a Bachelor of Science, a Master’s in Political Economics, and a Doctorate of Business Administration, which provides him a solid theoretical foundation for addressing complex business and governance challenges.

Dr. Liu Ming Xing. Dr. Liu has served as a member of our Board of Directors since August 2026 and as Chief Executive Officer of the Company since September of 2026. He is the chief economist, the Chairman of the strategic development committee and executive Director of China Gas, China’s largest trans-regional integrated energy supplier and service provider. Dr. Liu was appointed as a non-executive Director of China Gas in July 2014.

Dr. Liu is also currently a director of Beijing Zhongran Senchuang Technology Company Limited and China Gas Biomass Energy Technology (Asia) Limited.

Dr. Liu’s expertise in economics and finance, high-level policy advisory experience and hands-on corporate strategic governance capabilities make him highly qualified to serve as a director of the Company.

With long-standing research experience at leading universities and international institutions, Dr. Liu has deep expertise in economics and finance. He has provided policy consulting for the Ministry of Finance and the Ministry of Education of China, the World Bank, the Organization for Economic Co-operation and Development (OECD), the United Nations Educational, Scientific and Cultural Organization and the Department for International Development of the United Kingdom, granting him sharp insight into regulatory trends and macroeconomic dynamics.

Backed by systematic academic training and extensive research outputs, Dr. Liu brings independent judgment to board deliberations, supporting financial decision-making and risk management.

Liu Chang (Cathy). Ms. Liu has served as a member of our Board of Directors since August 2026. She brings a well-rounded portfolio of professional expertise and cross-functional experience spanning business operations, legal compliance, corporate finance, and digital governance. Ms. Liu currently serves at China Gas Holdings Limited (“China Gas”), where she oversees three core business verticals: value-added services, digitalization development, and the electricity and new energy business. In this capacity, Ms. Liu is also responsible for the legal affairs, corporate finance, and investor relations, demonstrating proven capabilities in strategic operations and corporate governance at China Gas.

With an extensive track record across the energy sector, capital markets, and digital transformation, Ms. Liu is uniquely equipped to deliver multifaceted insights and robust oversight to board-level decisions. She is admitted to practice law in New York State, is a Chartered Financial Analyst (CFA), and earned the Cyber Security Competence Certification from the National Internet Emergency Center in China. This integrated background in law, finance, and digital security enables Ms. Liu to bring diversified, independent insights to board deliberations, supporting sound decision-making, rigorous risk oversight, and long-term value creation for the Company and its stockholders.

Ms. Liu Chang is the daughter of Mr. Liu Ming Hui, and the niece of Dr. Liu Ming Xing, who is the brother of Mr. Liu Ming Hui. There are no other family relationships between any of the other directors or officers of the Company.

Heng Fai Ambrose Chan. Mr. Chan has served as a director of our Company since October 2021, as Chairman from October 2021 until September 2026, and as our Chief Executive Officer from October 2021 to January 2024 and from October 2025 to September 2026. Mr. Chan is an expert in banking and finance, with 45 years of experience in these industries. He has restructured numerous companies in various industries and countries during the past 40 years. Mr. Chan has served as a director of Alset International Limited, an SGX listed company, since May 2013, has served as its Chief Executive Officer since April 2014 and has served as its Chairman of the Board since June 2017. Mr. Chan has served as a director of Hapi Metaverse Inc. since October 2014 and as Chairman since July 2021. Mr. Chan has served as a director of Winning Catering Group, Inc. (formerly known as LiquidValue Development Inc.) since January 2017 and has served as its Chairman of the Board since December 2017. Mr. Chan has served as a director of DSS, Inc., an NYSE listed company, since January 2017 and has served as its Chairman of the Board since March 2019. Mr. Chan is the founder of Alset Inc., a Nasdaq listed company, the former majority shareholder of the Company and has served as its Chairman of the Board and Chief Executive Officer since its inception in March 2018. Mr. Chan has served as a director of Value Exchange International, Inc., an OTC Markets company, since December 2021. Mr. Chan has served as a director of Impact BioMedical Inc., a NYSE listed company, since March 2025. Mr. Chan has served as a non-executive director of True Partner Capital Holding Limited, an HKSE listed company, from June 2025 until March 2026 when he was appointed as the Executive Chairman.

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Mr. Chan was the Executive Chairman of China Gas Holdings Limited, an HKSE listed company, an investor and operator of city gas pipeline infrastructure in China from 1997 to 2002. Mr. Chan served as director of Skywest Ltd., a public Australian airline company from 2005 to 2006. Mr. Chan was the Managing Director of SingHaiyi Group Ltd. (now known as SingHaiyi Group Pte. Ltd.), a Singapore property development company formerly listed on the SGX, from March 2003 to September 2013. Mr. Chan served as a director of Heng Fai Enterprises Limited (now known as Zensun Enterprises Limited), an HKSE listed company, an investment holding company, from September 1992 to 2015, and as the Managing Chairman from 1995 to 2015. Mr. Chan served as a director of Global Medical REIT Inc., a NYSE listed company, a healthcare facility real estate company, from December 2013 to July 2015. Mr. Chan served as a director of RSI International Systems, Inc. (now known as ARCpoint Inc.), a TSXV listed company, the developer of RoomKeyPMS, a web-based property management system, from June 2014 to February 2019. Mr. Chan served as director of Holista CollTech Ltd., an ASX listed company, from July 2013 until June 2021. Mr. Chan served as a director of OptimumBank Holdings, Inc. from June 2018 until April 2022. Mr. Chan served as a director of Sharing Services Global Corporation, an OTC Markets listed company, from April 2020 to July 2025 and served as its Chairman of the Board from July 2021 to July 2025.

Mr. Chan brings extensive knowledge to our company and a deep background in growth companies, emerging markets, mergers and acquisitions, and capital market activities. The board of directors appointed Mr. Chan in recognition of his abilities to assist the Company in expanding its business and the contributions he can make to the Company’s strategic direction.

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William Wu. Mr. Wu has served as a member of our Board of Directors since January of 2022. Mr. Wu previously served as the Executive Director and Chief Executive Officer of Power Financial Group Limited from November 2017 to January 2019. Mr. Wu has served on the Board of Directors of Alset Inc., a Nasdaq listed company, since November of 2020. Mr. Wu has served as an independent non-executive director of JY Grandmark Holdings Limited since November 2019. Mr. Wu has served as a member of the Board of Directors of DSS, Inc. since October of 2019. Mr. Wu has served as a Director of Asia Allied Infrastructure Holdings Limited since February 2015. Mr. Wu previously served as a Director and Chief Executive Officer of RHB Hong Kong Limited from April 2011 to October 2017. Mr. Wu served as the Chief Executive Officer of SW Kingsway Capital Holdings Limited (now known as Sunwah Kingsway Capital Holdings Limited) from April 2006 to September 2010. Mr. Wu served as a director of True Partner Capital Holding Limited, a HKSE listed company, from March 2026 to May 2026. Mr. Wu holds a Bachelor of Business Administration degree and a Master of Business Administration degree of Simon Fraser University in Canada. He was qualified as a Chartered Financial Analyst of The Institute of Chartered Financial Analysts in 1996.

Mr. Wu previously worked for a number of international investment banks and possesses over 30 years of experience in the investment banking, capital markets, institutional broking and direct investment businesses. He is a registered license holder to carry out Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong). We believe that Mr. Wu’s knowledge of complex, cross-border financial matters is highly relevant to our business and qualifies him to serve as an independent member of the board.

Mr. Wu demonstrates extensive knowledge of complex, cross-border financial matters highly relevant to our business, making him well-qualified to serve as an independent member of the board. Mr. Wu serves on our Audit Committee and Compensation Committee.

Wong Shui Yeung (Frankie). Mr. Wong has served as a member of our Board of Directors since January of 2022. Mr. Wong is a practicing member and fellow member of Hong Kong Institute of Certified Public Accountants and holds a bachelor’s degree in business administration. He has over 25 years’ experience in accounting, auditing, corporate finance, corporate investment and development, and company secretarial practice. Mr. Frankie Wong has served as an independent non-executive director of Alset International Limited, an SGX listed company, since June 2017. Mr. Frankie Wong is the Chairman of the Audit & Risk Management Committee and the Remuneration Committee of Alset International Limited. Mr. Frankie Wong has served as an independent director of Alset Inc., a Nasdaq listed company, since November 2021. Mr. Frankie Wong has served as an independent non-executive director of Value Exchange International Inc., an OTC Markets listed company, since April 2022. Mr. Wong has served as an independent non-executive director of DSS, Inc., an NYSE listed company, since July 2022. Mr. Frankie Wong has served as an independent non-executive director of True Partner Capital Holding Limited, a HKSE listed company, since June 2026.

Mr. Wong’s knowledge of complex, cross-border financial, accounting and tax matters highly relevant to our business, as well as working experience in internal corporate controls, qualify him to serve as an independent member of the board. Mr. Wong serves on our Audit Committee and Compensation Committee.

Ho Ling Po Nancy. Ms. Ho is a senior business executive with over 40 years of experience in international trade, procurement management and supply chain operations. Ms. Ho has extensive history in business development, product sourcing, market expansion and supplier management in China, with an in-depth understanding of Chinese manufacturing, the market environment and import/export trade. She has built a strong network of factories and suppliers over many years, with expertise in cost control, product development, production management and quality control. She has served as Executive Director of Dingqin Group Industrial Co., Ltd. since 2009.

Ms. Ho also brings extensive North American market experience, with a strong understanding of U.S. and Canadian customer requirements, after-sales service management and client relationship management. She is skilled in cross-border business coordination, commercial negotiation and strategic planning, effectively connecting the China supply chain with North American market demand to deliver sustained growth and competitive advantage.

If elected, the Board intends to appoint Ms. Ho to the Company’s Audit Committee and Compensation Committee. The Board has also determined that Ms. Ho is independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market listing rules and the Exchange Act.

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Executive Officers

The following table sets forth certain information regarding our executive officers or key employees who are not also directors.

Name	Age	Position(s) with EnerSyn Global Inc.
Rongguo Wei	55	Chief Financial Officer
Lim Sheng Hon Danny*	34	Director* and Chief Operating Officer

*Lim Sheng Hon Danny serves as a member of the Board as of the date hereof, but has decided not to stand for re-election. His term will expire at the time of the annual meeting. He remains Chief Operating Officer of the Company.

Rongguo (Ronald) Wei. Mr. Wei has served as our Chief Financial Officer since October of 2021. Mr. Wei is a finance professional with nearly 20 years of experience working in public and private corporations in the United States. As the Chief Financial Officer of the Company, Mr. Wei is responsible for oversight of all finance, accounting, reporting and taxation activities. Mr. Wei serves as Co-Chief Financial Officer of Alset Inc. and Chief Financial Officer of SeD Development Management LLC. Prior to joining SeD Development Management LLC in August 2016, Mr. Wei worked for several different U.S. multinational and private companies including serving as Controller at American Silk Mill, LLC, a textile manufacturing and distribution company, from August 2014 to July 2016, serving as a Senior Financial Analyst at Air Products & Chemicals, Inc., a manufacturing company, from January 2013 to June 2014, and serving as a Financial/Accounting Analyst at First Quality Enterprise, Inc., a personal products company, from 2011 to 2012. Mr. Wei served as a member of the Board Directors of Amarantus Bioscience Holdings, Inc., a biotech company, from February to May 2017, and has served as Chief Financial Officer of that company from February 2017 until November 2017. Before Mr. Wei came to the United States, he worked as an equity analyst at Hong Yuan Securities, an investment bank in Beijing, China, concentrating on industrial and public company research and analysis. Mr. Wei is a certified public accountant and received his Master of Business Administration from the University of Maryland and a Master of Business Taxation from the University of Minnesota. Mr. Wei also holds a Master in Business degree from Tsinghua University and a Bachelor’s degree from Beihang University.

Lim Sheng Hon Danny. Mr. Lim was appointed Chief Operating Officer of the Company in February 2024 and has served as a member of our Board of Directors since October of 2025. Mr. Lim has served as Senior Vice President, Business Development and as Executive Director of Alset International Limited, an SGX listed company since 2020. Mr. Lim has served as a director of Alset Inc., a Nasdaq listed company, the former majority shareholder of the Company, since October 2022. Mr. Lim has served as a director of DSS, Inc., a NYSE listed company, since October 2023. Mr. Lim has served as a director of Value Exchange International Inc., an OTC Markets listed company, since December 2023. Mr. Lim has served as an executive director of True Partner Capital Holding Limited, a HKSE listed company, since March 2026.

Mr. Lim has extensive experience in business development, merger & acquisitions, corporate restructuring and strategic planning and execution. Mr. Lim manages business development efforts, focusing on corporate strategic planning, merger and acquisition and capital markets activities. Mr. Lim oversees and ensures executional efficiency, and facilitates implementation of our company’s strategies by internal and external stakeholders. Mr. Lim liaises with corporate partners or investment prospects for potential working/investment collaborations, and operational subsidiaries to augment a close parent-subsidiary working relationship. Mr. Lim graduated from Singapore Nanyang Technological University with a Bachelor’s Degree with Honors in Business, specializing in Banking and Finance.

The following table sets forth the cash and non-cash compensation awarded to or earned by the members of our Board of Directors during the fiscal year ended December 31, 2025:

Name	Directors’ Fee	Salary	Consultation	Stock Award	Total Compensation
Wong Tat Keung	$10,000	-	-	-	$10,000
William Wu	$10,000	-	-	-	$10,000
Wong Shui Yeung	$10,000	-	-	-	$10,000
Chan Heng Fai	$-	-	-	$1,580,000	$1,580,000
Lim Sheng Hon Danny	$-	-	-	-	$-

Outstanding Equity Awards at Fiscal Year-End

There were no grants of stock options through the date of this report.

Corporate Governance

Board Composition

Our Board of Directors currently consists of eight members. Our Board of Directors has undertaken a review of the independence of our directors and has determined that our directors Wong Shui Yeung, Wong Tat Keung, and William Wu are independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market listing rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Wong Tat Keung has decided not to stand for re-election at the Annual Meeting. The Board has also determined that Ho Ling Po Nancy, a nominee for the Board, is independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market listing rules and the Exchange Act.

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Board Leadership Structure and Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors periodically consults with management regarding the Company’s risks.

Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through the Audit Committee of our Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. Our Chairman and our Chief Executive Officer are two different people; one person does not serve as both.

Board Committees

Our Board of Directors has an Audit Committee and a Compensation Committee. Each of these committees is currently composed of Wong Tat Keung, Wong Shui Yeung, and William Wu. Ho Ling Po Nancy would replace Wong Tat Keung on these committees, if elected at the Annual Meeting.

Our Audit Committee and Compensation Committee each comply with the listing requirements of the Nasdaq Marketplace Rules. At least one member of the Audit Committee is an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and each member is “independent” as that term is defined in Rule 5605(a) of the Nasdaq Marketplace Rules. Our Board of Directors has determined that each of Wong Tat Keung, Wong Shui Yeung, and William Wu is independent. The Board has also determined that Ho Ling Po Nancy, a nominee for the Board, is independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market listing rules and the Exchange Act.

Audit Committee

Our Audit Committee was established in at the time of our initial public offering in February of 2022 and met two times during the fiscal year ended December 31, 2025 and acted by unanimous written consent as needed. The primary purpose of our Audit Committee is to assist the Board of Directors in the oversight of the integrity of our accounting and financial reporting process, the audits of our consolidated financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things:

●	hiring the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and monitoring its independence and performance;

●	reviewing and approving the planned scope of the annual audit and the results of the annual audit;

●	pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;

●	reviewing the significant accounting and reporting principles to understand their impact on our consolidated financial statements;

●	reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;

●	reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

●	periodically reviewing and discussing with management the effectiveness and adequacy of our system of internal controls;

●	in consultation with management and the independent auditors, reviewing the integrity of our financial reporting process and adequacy of disclosure controls;

●	reviewing potential conflicts of interest under and violations of our code of conduct;

●	establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

●	reviewing and approving related-party transactions; and

●	reviewing and evaluating, at least annually, our Audit Committee’s charter.

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With respect to reviewing and approving related-party transactions, our Audit Committee reviews related-party transactions for potential conflicts of interests or other improprieties. Under SEC rules, as a smaller reporting company, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and Board of Directors membership. Our Audit Committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to this Committee or the full Board of Directors any potential conflict of interest, or personal interest in a transaction that our Board of Directors is considering. Our executive officers are required to disclose any related-party transaction to the Audit Committee. We also poll our directors on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.

The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and have financial sophistication in accordance with the Nasdaq Stock Market listing rules. Our Board of Directors has determined that William Wu and Wong Shui Yeung each qualifies as an Audit Committee financial expert.

Both our independent registered public accounting firm and management periodically meet with our Audit Committee.

Compensation Committee

Our Compensation Committee was established at the time of our initial public offering in February of 2022 and met two times during the fiscal year ended December 31, 2025 and acted by unanimous written consent as needed. Prior to the establishment of the Compensation Committee, the functions of such committee were administered by the entire Board of Directors. The primary purpose of our Compensation Committee is to assist our Board of Directors in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this Committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

●	designing and implementing competitive compensation, retention and severance policies to attract and retain key personnel;

●	reviewing and formulating policy and determining the compensation of our Chief Executive Officer, our other executive officers and employees;

●	reviewing and recommending to our Board of Directors the compensation of our non-employee directors;

●	reviewing and evaluating our compensation risk policies and procedures;

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●	administering our equity incentive plans and granting equity awards to our employees, consultants and directors under these plans;

●	administering our performance bonus plans and granting bonus opportunities to our employees, consultants and non-employee directors under these plans;

●	if required from time to time, preparing the analysis or reports on executive officer compensation required to be included in our annual proxy statement;

●	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and

●	reviewing and evaluating, at least annually, our Compensation Committee’s charter.

The Compensation Committee retains sole authority to hire any compensation consultant, approve such consultant’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The Compensation Committee has reviewed our compensation policies and practices for all employees, including our named executive officers, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on us.

Controlled Company Exemption

Because our controlling stockholder controls a majority of the voting power of our common stock, we are a “controlled company” for purposes of the listing standards of Nasdaq and the rules of the SEC. As a “controlled company,” exemptions under the listing standards of Nasdaq exempt us from certain of Nasdaq’s corporate governance requirements, including that our Board be composed of a majority of independent directors.

We currently rely on the “controlled company” exemption from the general Nasdaq requirements that our Board be composed of a majority of independent directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2025 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Insider Trading Policy

On March 18, 2025 we adopted an insider trading policy and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.

Employee, Officer and Director Hedging

The Company does not have any practices or policies regarding the ability of employees (including officers) or directors of the Company, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities granted to the employee or director by the registrant as part of the compensation of the employee or director; or held, directly or indirectly, by the employee or director, except to the extent that transactions in the Company’s equity securities by such persons are regulated by the Company’s Insider Trading Policy, which prohibits short sales as described below:

No director, officer or employee of, or consultant to, the Company, and no member of the immediate family or household of such person, shall engage in a short sale of the Company’s stock. A short sale is a sale of securities not owned by the seller or, if owned, not delivered against such sale within 20 days thereafter (a “short against the box”) or any other transaction in which the person engaging in such transaction derives an economic benefit as a result of a decline in the price of the Company’s securities.

Transactions in certain put and call options for the Company’s securities may in some instances constitute a short sale. Short sales of the Company’s securities by directors, officers or employees are potentially harmful for several reasons: First, the short seller may be suspected of insider trading, and may be subject to criminal prosecution and other penalties; Second, a short sale by a director, officer or employee may be misinterpreted by brokers as a possible signal of future bad news about the Company and may lead brokerage houses to make unfounded recommendations of sales of the Company’s securities; and finally, a short seller is effectively betting against the Company’s success.

Code of Conduct for Employees, Executive Officers and Directors

We have adopted a code of conduct applicable to all of our employees, executive officers and directors.

The Audit Committee of our Board of Directors is responsible for overseeing the code of conduct and must approve any waivers of the code of conduct for employees, executive officers or directors.

Meetings of the Board of Directors

The Board of Directors met two times during the fiscal year ended December 31, 2025 and acted by unanimous written consent as needed.

Directors are encouraged, but not required, to attend the annual meeting of stockholders.

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Director Nomination Process

The process followed by Board of Directors to identify and evaluate director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board of Directors.

In determining whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, our Board of Directors considers the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Board of Directors considers the value of diversity when recommending candidates. The Board views diversity broadly to include diversity of experience, skills and viewpoint. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our Board for consideration as potential director candidates. The Board will evaluate stockholder-recommended candidates by following the same process and applying the same criteria as it follows for candidates submitted by others.

Stockholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in Section 2(a)(2) of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, for business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “proposing stockholder”) must have given written notice of the proposing stockholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary not later than ninety (90) calendar days prior to the date such annual meeting is to be held. If the current year’s meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a proposing stockholder’s notice as provided above.

A proposing stockholder’s notice shall include as to each matter the proposing stockholder proposes to bring before either an annual or special meeting:

(a) The name and address of the proposing stockholder, and the classes and number of shares of the Corporation held by the proposing stockholder.

(b) If the notice is in regard to a nomination of a candidate for election as director: (a) the name, age, and business and residence address of the candidate; (b) the principal occupation or employment of the candidate; and (c) the class and number of shares of the Company beneficially owned by the candidate.

Stockholder Communications with the Board of Directors

You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address:

EnerSyn Global Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

Communications are distributed to our Board of Directors, or to any individual directors, as appropriate, depending on the facts and circumstances outlined in the communication.

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PROPOSAL TWO

RATIFICATION OF THE SELECTION OF HTL INTERNATIONAL, LLC AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2026

Our Board of Directors, acting upon the recommendation of the Audit Committee, has selected HTL International, LLC to audit our consolidated financial statements for the fiscal year ending December 31, 2026.

Although stockholder approval of the selection of HTL International, LLC is not required by law, our Board of Directors and the Audit Committee believe it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of HTL International, LLC. Additionally, we are considering various actions to reduce our operating expenses. Even if this proposal is approved, the Audit Committee may reconsider its selection of HTL International, LLC as part of our expense reduction efforts.

During the two most recent fiscal years and through July 2, 2025, the date on which the Company engaged HTL, the Company has not consulted with HTL International, LLC regarding either:

1. The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that HTL International, LLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

We expect representatives of HTL International, LLC to attend the annual meeting, to be available to respond to appropriate questions from stockholders, and to have the opportunity to make a statement if so desired.

On July 2, 2025, the Board of Directors of the Company dismissed Grassi & Co., CPAs, P.C. (“Grassi”) as its independent registered public accounting firm at the recommendation of the Audit Committee. Grassi’s audit report on the Company’s financial statements for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2024, and during the subsequent interim period preceding the date of dismissal, there were (i) no disagreements with Grassi on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company requested Grassi & Co. to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made above by the Company. The Company filed this letter with the SEC.

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Fees of Independent Registered Public Accounting Firm

The following table indicates the fees paid by us for services performed for the years ended December 31, 2025 and 2024:

	Year Ended December 31, 2025 (HTL International, LLC)	Year Ended December 31, 2024 (Grassi & Co., CPAs, P.C.)

Audit Fees	$97,000	$283,563
Audit-Related Fees	$-	$115,594
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$97,000	$398,157

Audit Fees. This category includes the aggregate fees billed for professional services rendered by the independent auditors during the years ended December 31, 2025 and 2024 for the audit of our consolidated financial statements and review of Form 10-Qs.

Audit-Related Fees. This category includes the aggregate fees billed for professional services rendered by the independent auditors during the years ended December 31, 2025 and December 31, 2024 that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees. This category includes the aggregate fees billed for tax services rendered in the preparation of our federal and state income tax returns.

All Other Fees. This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered during the years ended December 31, 2025 and 2024.

On January 13, 2024, the Company engaged Grassi & Co., CPAs, P.C. (“Grassi”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024. The decision to engage Grassi was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors.

On July 2, 2025, the Company engaged HTL International, LLC (“HTL”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025. The decision to engage HTL was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors.

Pre-Approval Policies and Procedures

Our Audit Committee’s policy is that all audit services and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s approval procedures include the review and approval of engagement letters from our independent registered public accounting firm that document the fees for all audit services and non-audit services, primarily tax advice and tax return preparation and review.

All audit services and all non-audit services in fiscal year ended December 31, 2025, were pre-approved by our Audit Committee. Our Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF HTL INTERNATIONAL, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

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REPORT OF AUDIT COMMITTEE

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 and discussed them with the Company’s management and the Company’s independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit Committee of the Board of Directors of EnerSyn Global Inc. consists of the following individuals:

William Wu

Wong Tat Keung

Wong Shui Yeung

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock as of October 13, 2026, referred to in the table below as the “Beneficial Ownership Date,” by:

●	each person who is known to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

●	each member of our Board of Directors, director nominees and each of our named executive officers individually; and

●	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and shares of restricted stock subject to vesting until the occurrence of certain events, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. The percentages of beneficial ownership are based on 29,726,400 shares of common stock outstanding as of the Beneficial Ownership Date.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name and Address of Beneficial Owners (1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers:
Liu Ming Hui (4)	180,000,000	94.8%
Liu Ming Xing (5)	0	0%
Liu Chang (Cathy) (6)	0	0%
Chan Heng Fai (2)	8,064,319	27.1%
Lim Sheng Hon Danny	135,000	0.5%
Rongguo Wei	50,000	0.2%
Wong Tat Keung	20,000	0.1%
Wong Shui Yeung	20,000	0.1%
William Wu	40,000	0.1%
All directors and executive officers, as a group (7 individuals)	188,329,319	99.2%
Five Percent Stockholders:
Liu Ming Hui (4)	180,000,000	94.8%
Smart Dynamics Technology Limited (4)	180,000,000	94.8%
Chan Heng Fai (2)	8,064,319	27.1%
Alset Inc. (3)	5,581,719	18.7%
Alset International Limited	2,211,279	7.4%

(1) Unless otherwise noted, the business address of each of the following entities or individuals is 4800 Montgomery Lane, Suite 210, Bethesda, Maryland 20814. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

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(2) Includes (i) 535,475 shares and warrants convertible into 47,375 shares of the Company’s common stock, $0.0001 par value held by Alset Acquisition Sponsor, LLC; (ii) 2,482,600 shares of common stock owned directly by Mr. Chan; (iii) 2,211,279 shares of common stock held by Alset International Limited; and (iv) 2,787,590 shares of common stock held by Alset Inc., over which Mr. Chan may be deemed to possess indirect beneficial ownership as the Chief Executive Officer and Chairman of Alset Inc. and Alset International Limited.

(3) Includes (i) 535,475 shares and warrants convertible into 47,375 shares of the Company’s common stock, $0.0001 par value held by Alset Acquisition Sponsor, LLC; and (ii) 2,211,279 shares of common stock held by Alset International Limited; over which Alset Inc. may be deemed to possess beneficial ownership and (iii) 2,787,590 shares of common stock directly held by Alset Inc.

(4) Liu Ming Hui is the owner of Smart Dynamics Technology Limited, which owns 20,000,000 shares and warrants to purchase 160,000,000 shares of the Company’s common stock over which he may be deemed to possess beneficial ownership. Liu Ming Hui has a business address of 16/F Capital Centre, 151 Gloucester Road, Wan Chai, K3, Hong Kong.

(5) Liu Ming Xing has a business address of 16/F Capital Centre, 151 Gloucester Road, Wan Chai, K3, Hong Kong.

(6) Liu Chang has a business address of 16/F Capital Centre, 151 Gloucester Road, Wan Chai, K3, Hong Kong.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

Our board of directors intends to adopt a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. Related persons include any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons. Related person transactions refer to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which (i) we were or are to be a participant, (ii) the amount involved exceeds $120,000, and (iii) a related person had or will have a direct or indirect material interest. Related person transactions include, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person, in each case subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.

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We expect that the policy will provide that in any related person transaction, our audit committee and board of directors will consider all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s independence; the risks, costs and benefits of the transaction to us; and whether any alternative transactions or sources for comparable services or products are available. After considering all such facts and circumstances, our audit committee and board of directors will determine whether approval or ratification of the related person transaction is in our best interests. For example, if our audit committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our board of directors that such transaction be approved or ratified. In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our board of directors reject the transaction if it could affect our ability to comply with securities laws and regulations or Nasdaq listing requirements.

Transactions and Relationships with Directors, Officers and 5% Stockholders

Due To Alset Inc.

Alset Inc (“AEI”) is our former corporate parent. The amount due to AEI represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AEI is non-interest bearing. Since the amount due to AEI is due upon request, it is classified as a current liability. The amounts due to AEI at December 31, 2025 and 2024 are $569,614 and $209,614 respectively.

On April 24, 2024, the Company entered into a Credit Facility Agreement (the “Credit Agreement”) with Alset Inc., pursuant to which AEI has provided the Company a line of credit facility (the “Credit Facility”) which provides a maximum, aggregate credit line of up to $1,000,000. On April 14, 2025, the Company entered into an amendment (the “Amendment”) to this Credit Facility Agreement. Under the terms of the Amendment, the date upon which each advance made under the Credit Facility and all accrued but unpaid interest shall be due and payable was extended from April 24, 2025 to April 14, 2026. The terms of Alset Inc.’s Letter of Continuing Financial Support to the Company were not altered by the Amendment.

Pursuant to the Credit Agreement, the Company may request an advance (each, an “Advance”) on the Credit Facility. Each Advance shall bear a simple interest rate of three percent (3%) per annum. Each Advance and all accrued but unpaid interest shall be due and payable at the first (1st) anniversary of the effective date of the Credit Agreement. The Company may at any time during the term of the Credit Agreement prepay a portion or all amounts of its indebtedness without penalty. Each Advance shall not be secured by a lien or other encumbrance on any of the Company’s assets, but shall be solely a general unsecured debt obligation of the Company. On September 24, 2024 the Company drew $300,000 from the credit line and accrued $3,164 in interest. On December 31, 2025, $3,164 of the interest remained outstanding.

On September 24, 2024, the Company entered into a Debt Conversion Agreement (the “AEI Conversion”) with Alset Inc., pursuant to which a debt of $300,000 due to AEI was converted into shares of the Company’s common stock at a price per share of $0.63 for a total of 476,190 shares.

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Due to Alset International Limited

Alset International Limited (“AIL”) is incorporated in Singapore and is a significant stockholder of the Company and a subsidiary of our former parent company, Alset Inc. The amount due to AIL represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AIL is non-interest bearing. Since the amount due to AIL is due upon request, it is classified as a current liability. The amounts due to AIL at December 31, 2025 and 2024 are $4,653,037 and $5,096,047, respectively.

On September 24, 2024, the Company entered into a Debt Conversion Agreement (the “AIL Conversion”) with Alset International Limited, pursuant to which a debt of the balance payable to AIL as of June 30, 2024, $3,501,759 was fully converted into shares of the Company’s common stock at a price per share of $0.63, for a total of 5,558,347 shares.

On April 14, 2025, the Company entered into an amendment (the “Amendment”) to the Credit Facility Agreement with Alset Inc. dated April 24, 2024, pursuant to which, the Company released Alset International Limited from its obligations under its Letter of Continuing Financial Support to the Company dated March 28, 2025.

Due from Alset Business Development Pte. Limited

Alset Business Development Pte. Limited (“ABD”) is incorporated in Singapore and is a subsidiary of Alset Inc. The amount due from ABD represents amount lent by ABD to Hapi Cafe Inc. for the investment in Ketomei Pte. Ltd in March 2022, and $5,000,000 lent from Health Wealth Happiness Pte. Ltd. (“HWHPL”) to ABD in November 2024, with partial repayment of $707,000 received by the Company in December 2024. There is no written, executed agreement and no financial/non-financial covenants and the amount due from ABD is non-interest bearing. Since the amount due from ABD is due upon request, it is classified as a current asset. The amount due from ABD at December 31, 2025 and 2024 are $4,232,313 and $4,113,701, respectively.

Due from HotApp International Limited.

HotApp International Limited (“HAIL”) is incorporated in Hong Kong and is a subsidiary of Alset Inc. The amount due from HAIL represents the amount HWHPL lent to HAIL in January 2025. There is no written, executed agreement and no financial/non-financial covenants and the amount due from HAIL is non-interest bearing. Since the amount due from HAIL is due upon request, it is classified as a current asset. The amount due from HAIL at December 31, 2025 is $381,461.

Related Party Transactions

On March 20, 2024, the Company entered into a securities purchase agreement with Sharing Services Global Corporation (“SHRG”), pursuant to which the Company purchased from SHRG a (i) Convertible Promissory Note (“CN 1”) in the amount of $250,000, convertible into 208,333,333 shares of SHRG’s common stock at the option of the Company, and (ii) certain warrants exercisable into 208,333,333 shares of SHRG’s common stock at an exercise price of $0.0012 per share, the exercise period of the warrant being five (5) years from the date of the securities purchase agreement, for an aggregate purchase price of $250,000 (“WRNT 1”). CN 1 bears a 6% interest rate and has scheduled maturity on March 19, 2027, three years from the date of the CN 1. At the time of filing, the Company has not converted any of the note nor exercised any of the warrants.

On May 9, 2024, the Company entered into a securities purchase agreement with SHRG, pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 2”) in the amount of $250,000, convertible into 125,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $250,000. CN 2 bears an 8% interest rate and has scheduled maturity on May 8, 2027, three years from the date of the CN 2. Additionally, upon signing CN 2, SHRG owed the Company a commitment fee of 8% of the principal amount, $20,000 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. At the time of filing, the Company has not converted any of the note contemplated by CN 2.

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On June 6, 2024, the Company entered into a securities purchase agreement with SHRG, pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 3”) in the amount of $250,000, convertible into 125,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $250,000. CN 3 bears an 8% interest rate and has scheduled maturity on June 5, 2027, three years from the date of the CN 3. Additionally, upon signing CN 3, SHRG owed the Company a commitment fee of 8% of the principal amount, $20,000 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. At the time of filing, the Company has not converted any of the note contemplated by CN 3.

On August 13, 2024, the Company entered into a securities purchase agreement with SHRG, pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 4”) in the amount of $100,000, convertible into 50,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $100,000. CN 4 bears an 8% interest rate and has scheduled maturity on August 13, 2027, three years from the date of the CN 4. Additionally, upon signing CN 4, SHRG owed the Company a commitment fee of 8% of the principal amount, $8,000 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. At the time of filing, the Company has not converted any of the note contemplated by CN 4.

On January 15, 2025, the Company entered into a securities purchase agreement with SHRG pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 5”) with the principal amount of $150,000. CN 5 bears interest at a rate of 8% per annum and matures on January 15, 2028. Under the terms of CN 5, the Company has the sole discretion to elect repayment in either cash or shares of SHRG common stock. In the event the Company elects repayment in shares, the number of shares issuable will be determined based on the average closing market price of SHRG’s common stock during the three trading days immediately preceding the repayment date. At the time of filing, the Company has not converted any of the note contemplated by CN 5.

On March 31, 2025, the Company entered into a securities purchase agreement with SHRG pursuant to which the Company purchased from SHRG a (i) Convertible Promissory Note (“CN 6”) in the amount of $150,000, convertible into 187,500 shares of SHRG’s common stock at the option of the Company, and (ii) certain warrants exercisable into 937,500 shares of SHRG’s common stock at an exercise price of $0.85 per share, the exercise period of the warrant being three (3) years from the date of the securities purchase agreement, for an aggregate purchase price of $796,875. (“WRNT 2”). At the time of filing, the Company has not converted any of the debt contemplated by CN 6 nor exercised any of the warrants. Additionally, upon signing CN 6, SHRG owed the Company a commitment fee of 8% of the principal amount, $12,000 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. CN 6 bears an 8% interest rate and has scheduled maturity on March 30, 2028, three years from the date of the CN 6. At the time of filing, the Company has not converted any of the note nor exercised any of the warrants.

On April 21, 2025, the Company entered into a loan agreement (the “Loan Agreement 1”) with SHRG, under which the Company provided a loan to SHRG in the amount of $30,000. The maturity date of the Loan Agreement 1 is April 21, 2026. The Loan Agreement 1 bears a 10% interest rate. As of September 30, 2026, the loan had passed its maturity date and remained outstanding. Accordingly, the outstanding balance was classified as a current asset and included in other receivables, related party, net on the condensed consolidated balance sheet. In October 2026, the maturity date of this loan was extended to December 31, 2026.

On April 25, 2025, the Company entered into a loan agreement (the “Loan Agreement 2”) with SHRG, under which the Company provided a loan to SHRG in the amount of $250,000. The maturity date of the Loan Agreement 2 is April 25, 2026. The Loan Agreement 2 bears an 8% interest rate. Additionally, upon execution of the Loan Agreement 2 SHRG incurred a commitment fee representing 5% of the loan principal, $12,500. As of September 30, 2026, the loan had passed its maturity date and remained outstanding. Accordingly, the outstanding balance was classified as a current asset and included in other receivables, related party, net on the condensed consolidated balance sheet. In October 2026, the maturity date of this loan was extended to December 31, 2026.

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On June 27, 2025, the Company entered into a securities purchase agreement with SHRG pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 7”) in the amount of $60,000, convertible into 10,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $60,000. Additionally, upon signing CN 7, SHRG owed the Company a commitment fee of 8% of the principal amount $4,800 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. CN 7 bears an 8% interest rate and has scheduled maturity on June 26, 2028, three years from the date of the CN 7. At the time of filing, the Company has not converted any of the note contemplated by CN 7.

On September 17, 2025, the Company entered into a securities purchase agreement with SHRG pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 8”) in the amount of $70,000, convertible into 11,666,667 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $70,000. Additionally, upon signing CN 8, SHRG owed the Company a commitment fee of 8% of the principal amount, $5,600 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. CN 8 bears an 8% interest rate and has scheduled maturity on September 16, 2028, three years from the date of the CN 8. At the time of filing, the Company has not converted any of the note contemplated by CN 8.

On October 6, 2025, the Company entered into a securities purchase agreement with SHRG pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 9”) in the amount of $200,000, convertible into 33,333,333 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $200,000. Additionally, upon signing CN 9, SHRG owed the Company a commitment fee of 8% of the principal amount, $16,000 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. CN 9 bears an 8% interest rate and has scheduled maturity on October 6, 2028, three years from the date of the CN 9. At the time of filing, the Company has not converted any of the note contemplated by CN 9.

On December 10, 2025, the Company entered into a securities purchase agreement with SHRG pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 10”) in the amount of $150,000, convertible into 25,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $150,000. Additionally, upon signing CN 10, SHRG owed the Company a commitment fee of 8% of the principal amount, $12,000 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. CN 10 bears an 8% interest rate and has scheduled maturity on December 10, 2028, three years from the date of the CN 10. At the time of filing, the Company has not converted any of the note contemplated by CN 10.

On January 2, 2026, the Company entered into a securities purchase agreement with SHRG pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 11”) in the amount of $40,000, convertible into 6,666,667 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $40,000. Additionally, upon signing CN 11, SHRG owed the Company a commitment fee of 8% of the principal amount, $3,200 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. CN 11 bears an 8% interest rate and has scheduled maturity on January 1, 2029, three years from the date of the CN 11. At the time of filing, the Company has not converted any of the note contemplated by CN 11, and recorded at cost under convertible notes receivable - related party.

On January 8, 2026, the Company entered into a securities purchase agreement with SHRG pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 12”) in the amount of $120,000, convertible into 20,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $120,000. Additionally, upon signing CN 12, SHRG owed the Company a commitment fee of 8% of the principal amount, $9,600 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. CN 12 bears an 8% interest rate and has scheduled maturity on January 7, 2029, three years from the date of the CN 12. At the time of filing, the Company has not converted any of the note contemplated by CN 12, and recorded at cost under convertible notes receivable - related party.

On February 4, 2026, the Company entered into a securities purchase agreement with SHRG pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 13”) in the amount of $125,000, convertible into 20,833,333 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $125,000. Additionally, upon signing CN 13, SHRG owed the Company a commitment fee of 8% of the principal amount, $10,000 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company. CN 13 bears an 8% interest rate and has scheduled maturity on February 4, 2029, three years from the date of the CN 13. At the time of filing, the Company has not converted any of the debt contemplated by CN 13, and recorded at cost under convertible notes receivable - related party.

SHRG is a related party of the Company, as our stockholders Alset Inc. and Alset International Limited, in addition to certain entities affiliated with them, are significant stockholders of SHRG, and our former Chief Executive Officer, John Thatch, is also the Chief Executive Officer of SHRG.

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Cancelled Acquisition of Hapi Metaverse Inc.

On February 5, 2026, Alset Inc., the Company’s then-majority stockholder entered into a Stock Purchase Agreement with the Company, pursuant to which Alset Inc. agreed to sell to the Company 505,341,376 shares of Hapi Metaverse Inc. (“HMI”) for a purchase price of $19,910,603 in the form of a promissory note convertible into newly issued shares of common stock of the Company at an exercise price of $1.85 per share, maturing five (5) years from the date of the term sheet, and bearing an interest rate of 1% per annum. Under the terms of the transaction, upon the closing, the Company would have become HMI’s largest stockholder. The deal was cancelled on May 6, 2026.

HapiTravel Holding Pte. Ltd.

On April 25, 2024, the Company entered into a binding term sheet (the “Term Sheet”) through its subsidiary Health Wealth Happiness Pte. Ltd., (“HWHPL”) outlining a joint venture with Chen Ziping, an experienced entrepreneur in the travel industry, and Chan Heng Fai, the Company’s former Executive Chairman, as a part of the Company’s strategy of building its travel business in Asia. The planned joint venture company (referred to here as the “JVC” or “HTHPL”) is known as HapiTravel Holding Pte. Ltd. The JVC was incorporated in July 2024 and its ownership is as follows: (a) HWHPL holds 19% of the shares in the JVC; (b) Chan Heng Fai holds 11%; and (c) the remaining 70% of the shares in the JVC are held by Chen Ziping.

On November 6, 2024, the Company signed a loan agreement with HTHPL in the amount of $137,658 at an interest rate of 5% per annum, the maturity date of which is on or before the second anniversary of the effective date.

On December 18, 2024, the Company sold Hapi Travel Pte. Ltd. (“HTPL”) to HTHPL for a consideration of $834.

Acquisition of Hearty Nova Ltd and Joint venture in China Gas Africa Clean Energy Investment Holdings Ltd.

On September 11, 2026, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Smart Dynamics Technology Limited, the Company’s majority stockholder. Pursuant to the Stock Purchase Agreement, the Company agreed to purchase all of the issued and outstanding shares (the “Shares”) of Hearty Nova Limited, a British Virgin Islands limited company, from Smart Dynamics Technology Limited. The purchase price for the Shares will be $1.00.

Hearty Nova Limited owns 51% of a joint venture company in Hong Kong, China Gas Africa Clean Energy Investment Holdings Limited (the “JV Company”). The remaining 49% of the JV Company is owned by China Gas Holdings Limited (“CGH”).

The Company’s Chairman, Liu Ming Hui, is both the owner of Smart Dynamics and the Chairman and a significant stockholder of CGH. Liu Ming Xing, the Company’s Chief Executive Officer, also serves as an Executive Director of CGH. Liu Ming Hui and Liu Ming Xing are brothers. Liu Chang is a member of the Company’s Board of Directors, Liu Ming Hui’s daughter, and an Executive Director of CGH.

The Company anticipates investing US$1,173,000 in the JV Company through Hearty Nova Limited, with CGH investing $1,127,000 in the JV Company (such investment amounts reflect the parties’ relative ownership). This funding will be provided as and when required, with the amount and timing subject to the necessary approvals at that time. The JV Company intends to develop, construct and operate a natural gas processing plant in Nigeria, and anticipates borrowing from non-affiliated parties to finance the remaining expenses of this project.

The Stock Purchase Agreement has yet to close as of the date hereof.

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Indemnification Agreements

We intend to enter into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our bylaws will require us to indemnify our directors and executive officers to the fullest extent permitted by Nevada law.

EXECUTIVE COMPENSATION

None of our executive officers has received any cash compensation for services rendered to us. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, has paid by us to our officers or directors through December 31, 2025, except the stock award referred to below. Our Audit Committee reviews on a quarterly basis all payments made to our officers or directors or their affiliates. Other than quarterly Audit Committee’s review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating the Business Combination.

In the future directors or members of our management team may be paid consulting or management fees, or other fees, from the Company. We have not established any limit on the amount of such fees that may be paid by the Company to our directors or members of management. In 2024 we set the cash compensation for our three independent directors at $10,000 per year, to be paid in quarterly increments of $2,500 beginning with the quarter which ended on March 31, 2024.

Director Compensation

The following table sets forth the cash and non-cash compensation awarded to or earned by the members of our Board of Directors during the fiscal year ended December 31, 2025:

Name	Directors’ Fee	Salary	Consultation	Stock Award	Total Compensation
Wong Tat Keung	$10,000				$10,000
William Wu	$10,000				$10,000
Wong Shui Yeung	$10,000				$10,000
Chan Heng Fai	$-			$1,580,000	$1,580,000
Lim Sheng Hon Danny	$-				$-

Outstanding Equity Awards at Fiscal Year-End

There were no grants of stock options through the date of this report.

Stock Awards Plan

On October 10, 2025, our Board and Majority Shareholders approved and ratified the Company’s 2025 Incentive Compensation Plan (the “Plan”), covering up to 1,295,280 shares of common stock. The purpose of the 2025 Plan is to advance the interests of the Company and our related corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers, and directors, by creating incentives and rewards for their contributions to the success of the Company and its related corporations. The 2025 Plan is administered by our Board or by the Compensation Committee. The following awards may be granted under the 2025 Plan:

●	Options
●	Restricted Awards
●	Other Stock-Based Awards

On November 26, 2025, the Board awarded the Company’s then-Chairman and Chief Executive Officer, Chan Heng Fai, 1,000,000 restricted shares of the Company’s common stock pursuant to the Plan.

21

As of January 1, 2026 the number of shares available under the Plan had increased from 1,295,280 (the original amount issuable under the 2025 Plan) to 1,669,100 shares. This increase was automatically made as of the end of the year ended December 31, 2025 under Section 3(a) of the 2025 Plan, which states:

[…] on the first day of each calendar year, for a period of not more than ten (10) years, commencing January 1, 2026, or the first business day of the calendar year if the first day of the calendar year falls on a Saturday or Sunday, the Shares available under this Plan will automatically increase in an amount equal to the lesser of (i) five percent (5%) of the total number of shares of Common Stock outstanding as of December 31 of the preceding fiscal year or (ii) such number of shares of Common Stock as determined by the Board of Directors.

On June 12, 2026, the Company’s Board of Directors received the written consent of the majority of the Company’s stockholders to adopt an amendment to the Company’s 2025 Incentive Compensation Plan to authorize a one-time increase of 2,000,000 shares to the number of shares of the Company’s common stock already issuable under the 2025 Plan, and to change the governing law of the 2025 Plan from the laws of the State of Delaware to the laws of the State of Nevada. The amendment has since been adopted into the Plan.

On August 7, 2026, the Company awarded its directors, officers, and consultants to the Company as defined in the Plan certain stock awards totaling 2,000,000 shares of the Company’s common stock for services rendered to the Company. The award amount for each director and officer is set forth across from their name and title below:

Name	Title	Award Amount (Shares)
Heng Fai Chan	Director*	1,480,000
Lim Sheng Hon Danny	Director and Chief Operating Officer	135,000
Rongguo Wei	Chief Financial Officer	50,000
William Wu	Independent Director	40,000
Wong Tat Keung	Independent Director	20,000
Wong Shui Yeung	Independent Director	20,000
Other individuals**		255,000

* Mr. Chan was at that time the Chairman and Chief Executive Officer of the Company.

** each of these individuals is a consultant to the Company pursuant to the definition thereof provided in the Plan, and do not serve as directors or named executive officers of the Company.

The awards were made pursuant to the Plan and certain award agreements entered into with each of the awardees. The award agreements are substantially similar except that the award agreements for U.S. persons have a one-year vesting period from the date of the award, on which date if such condition is met, their awards will vest. The only named executive officer or director of the Company who is a U.S. person is Rongguo Wei, the Company’s Chief Financial Officer. Each of the Company’s other directors and officers is a non-U.S. person. Their award agreements contain a one-year lockup clause which prohibits their stock awards from being sold for one year from the award date, or until August 7, 2027. All of the award agreements grant the awardees all the rights of a stockholder to receive dividends or distributions and vote their shares, notwithstanding the lock-up or vesting restrictions, as applicable.

The awards are not part of regular annual compensation and will not be awarded on a regularly recurring basis.

As of December 31, 2025, the Company had 7,476,400 shares of its common stock issued and outstanding. As of the date of this proxy statement, the Company has issued 3,000,000 shares of its common stock under the plan. 669,100 shares of the Company’s common stock remain issuable under the Plan as of the date of this proxy statement.

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Outstanding Equity Awards at 2025 Fiscal Year-End

No stock options were granted to any of our named executive officers during the year ended December 31, 2025.

OTHER MATTERS

Other Business

As of the date of this Proxy Statement, our Board of Directors knows of no business to be presented at the Annual Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.

Stockholder Proposals for 2027 Annual Meeting of Stockholders

In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2027 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices not later than September 11, 2027. The proposal should be addressed to Secretary, EnerSyn Global Inc., 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

In accordance with Section 2(a)(2) of our bylaws, for business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “proposing stockholder”) must have given written notice of the proposing stockholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary not later than ninety (90) calendar days prior to the date such annual meeting is to be held nor earlier than the opening of business on the 120th day before the anniversary of the date of the immediately preceding annual meeting. If the current year’s meeting is called for a date that is not within thirty (30) days prior to or more than sixty (60) days following the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a proposing stockholder’s notice as provided above.

A proposing stockholder’s notice shall include as to each matter the proposing stockholder proposes to bring before either an annual or special meeting:

(a) A brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting;

(b) The name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

(c) The class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made;

(d) A description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(e) Any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business; and

(f) A representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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Annual Report

Our 2025 Annual Report on Form 10-K is concurrently being mailed to stockholders. The Annual Report contains our consolidated financial statements and the report thereon of HTL International, LLC, an independent registered public accounting firm. Stockholders may obtain an additional copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2025, without charge, by writing to EnerSyn Global Inc. at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814.

Householding of Annual Meeting Materials

Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and any other Company forms or notices may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or other notices or forms for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to our Secretary at EnerSyn Global Inc., 4800 Montgomery Lane, Suite 210, Bethesda, MD, 20814, we will promptly provide separate copies of our Annual Report on Form 10-K and/or this Proxy Statement. Stockholders sharing an address who are receiving multiple copies of this Proxy Statement and/or Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Liu Ming Hui
Liu Ming Hui
Chairman of the Board

Dated: October 27, 2026

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ESYN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04497-P58029 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENERSYN GLOBAL INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Chan Heng Fai
02) Ho Ling Po Nancy
03) William Wu
04) Wong Shui Yeung
05) Liu Ming Hui
06) Liu Ming Xing
07) Liu Chang (Cathy)

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of HTL International, LLC as our independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T04498-P58029

ENERSYN GLOBAL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 10, 2026

The undersigned hereby appoints Rongguo Wei as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Enersyn Global Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Time on December 10, 2026, virtually at www.virtualshareholdermeeting.com/ESYN2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE